Exhibit 99.1

Date	December 15, 2020
Contacts	Investors: Ed Yuen, ir@eose.com
Media: James McCusker, media@eose.com
Pages	3

Eos Znyth® Battery Outperforms Competition in Sustainability Assessment

Zinc Technology had an 84% Lower Carbon Footprint Compared to Lithium-ion, according to report

December 15, 2020

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”) a leading manufacturer of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced that a recent sustainability assessment found its Znyth® battery to be superior to competing technologies, including lithium-ion, across seven impact categories. The findings were summarized in a report by Boundless Impact Research & Analytics (“Boundless”), a market intelligence and analytics firm.

At the conclusion of a life-cycle assessment, Boundless scored Eos a 9.5 out of 10, which reflects better performance versus competitors across environmental key performance indicators, such as greenhouse gas (“GHG”) emissions, water footprint, energy intensity, and hazardous materials requirements. For the purposes of the study, Boundless compared the Znyth® battery to traditional battery chemistries such as lithium-ion, lead-acid, sodium sulfur and vanadium redox.

“The Boundless report provides further confirmation that the Znyth® battery is a safe and sustainable solution for energy storage,” said Joe Mastrangelo, Chief Executive Officer of Eos. “We manufacture our products using non-toxic, earth-abundant materials that can be recycled at the end of life. This is the economical and earth-friendly approach that our customers value and that differentiates us from the competition.”

According to the report, the Znyth® battery is designed to last at least 5,000 cycles, or approximately 15 years, and is safe even in extreme temperatures. It is this longevity, as compared to competing technologies, that helped Eos outperform in the categories of GHG emissions, water and solvent impacts, energy footprint, and carbon payback time. Eos had a positive carbon return across the entire scenario range, whereas the lithium-ion and lead-acid ranges resulted in a negative carbon return on investment, or a net increase in emissions, due to lower estimated life.

According to the report, the Znyth® battery has a carbon payback time — the time that it takes to offset GHG footprint — that is two times faster than lithium-ion and lead-acid batteries and three times faster than sodium sulfur and vanadium redox.

“The benefits of our technology are especially apparent in the range of three-to-twelve-hours of storage,” said Dr. Balki Iyer, Chief Commercial Officer of Eos. “This will enable us to bring more renewable energy sources to the grid while being carbon-conscious. The life cycle assessment demonstrates that our technology is cost-competitive and environmentally friendly while also being safe.”

The metrics and findings published in the Boundless report align with the United Nation’s Sustainable Development Goals, which were adopted by member states in 2015 as a universal call to action to protect the planet.

Methodology

Boundless researched the material, energy, and performance characteristics for Eos’ energy storage technology, based on detailed information provided by Eos that describes the material components and energy inputs. At the core of the methodology is a life-cycle assessment (LCA) model for a kWh of stored energy on the Znyth® battery. The functional unit (FU) of this LCA was a kWh of stored energy, such that embodied energy and emissions are estimated for the battery production. Boundless employed the IPCC 2013 methodology when calculating life-cycle impacts of material and energy systems not described elsewhere in the literature. Boundless used a Cradle to Gate approach for assessing the environmental impact of the Znyth® battery, considering everything from raw materials inputs, their origin, transportation, and the energy required for production.

The environmental impact of the Znyth® battery was assessed across seven Environmental Key Performance Indicators (EKPIs) of relevance to the alternative batteries industry.

Boundless scored EOS’ Znyth® battery a 9.5 for its Climate Impact Score, with 10 reflecting the best performance against the most relevant industry competitors. The Boundless Climate Impact Score is obtained by comparing each resulting EKPIs for the Znyth® battery against its competitors, using industry benchmarks built by Boundless through extensive literature research and the support of industry experts.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable and manufactured in the U.S. — it’s the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

About Boundless Impact Research & Analytics

Driven by the latest research by independent industry and academic experts, Boundless

Impact offers analysis, market trends, and evidence of best practices in a growing number of emerging sectors that address major social and environmental challenges. We are an advanced consulting firm that enables investors to connect with industry leaders and peers for expert analysis, diverse perspectives, and real-time collaboration. Our investor education and expert advisory services offer proprietary access to both subject-matter experts and other impact investors.

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Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the future financial performance of Eos; Eos’s plans for expansion and acquisitions; and changes in Eos’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and Eos does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Eos; (2) the ability to maintain the listing of Eos’s shares of common stock on NASDAQ; (3) the ability of Eos’s business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in the Prospectus included as part of Amendment No. 1 to the Registration Statement on Form S-1 filed by Eos with the Securities and Exchange Commission (“SEC”) on November 13, 2020, Registration No. 333-249713, including those under the heading “Risk Factors” therein, and other factors identified in Eos’s prior and future SEC filings with the SEC, available at www.sec.gov.

Source:

Eos Energy Enterprises, Inc.

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